                                                                   Exhibit 10.67

                            SUPPLEMENTAL PENSION PLAN

                                FOR EXECUTIVES OF

                     BROWN & WILLIAMSON TOBACCO CORPORATION

                       (As Amended Through July 29, 2004)

                            SUPPLEMENTAL PENSION PLAN
                                FOR EXECUTIVES OF
                     BROWN & WILLIAMSON TOBACCO CORPORATION
                       (As Amended Through July 29, 2004)

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.....................................................    1
   1.01   Actuarial Basis..................................................    1
   1.02   Basic Plan.......................................................    2
   1.03   Company..........................................................    2
   1.04   PIP; PIP Award...................................................    2
   1.05   Employer.........................................................    3
   1.06   ERISA Excess Plan................................................    3
   1.07   Interest.........................................................    3
   1.08   Participant......................................................    3
   1.09   Plan.............................................................    3
   1.10   Supplemental Benefit.............................................    3
   1.11   Supplemental Salary..............................................    3

ARTICLE 2. PARTICIPATION...................................................    5
   2.01   Participation....................................................    5
   2.02   SERP Trust Individuals...........................................    6

ARTICLE 3. BENEFITS........................................................    6
   3.01   Eligibility......................................................    6
   3.02   Amount of Supplemental Benefit...................................    6
   3.03   Dependents' Benefits.............................................    9

ARTICLE 4. METHOD OF PAYMENT...............................................   10
   4.01   Payments On or After July 1, 1990................................   10
   4.02   Plan Unfunded....................................................   10
   4.03   Delay in Payment.................................................   10
   4.04   Withholding......................................................   10

ARTICLE 5. AMENDMENT AND TERMINATION.......................................   10
   5.01   Right to Amend or Terminate Reserved.............................   10
   5.02   Action to Bind Employers.........................................   11
   5.03   Change in Basic Plan.............................................   11

ARTICLE 6. ADMINISTRATION..................................................   11
   6.01   Administration...................................................   11

ARTICLE 7. MISCELLANEOUS...................................................   11
   7.01   Payment to Incompetent...........................................   11
   7.02   Spendthrift Clause...............................................   11
   7.03   Usage............................................................   11
   7.04   Data.............................................................   11
   7.05   Separability.....................................................   12
   7.06   Right of Discharge Reserved......................................   12
   7.07   Other Benefits Unaffected........................................   12

ARTICLE 8. EFFECTIVE DATE, ETC.............................................   12
   8.01   Effective Date...................................................   12

                                   * * * * *

                            SUPPLEMENTAL PENSION PLAN
                                FOR EXECUTIVES OF
                     BROWN & WILLIAMSON TOBACCO CORPORATION
                       (As Amended Through July 29, 2004)

                                    PREAMBLE

          Effective January 1, 1991, Brown & Williamson Tobacco Corporation assumed all liabilities for the Supplemental Pension Plan for Executives of Brown & Williamson Tobacco Corporation (formerly the Supplemental Pension Plan for Executives of BATUS Inc. and Brown & Williamson Tobacco Corporation), and simultaneously restated the Plan to incorporate certain amendments approved by the Company.

          The Plan has been amended from time to time thereafter, to read, as of July 29, 2004, as set forth herein.

          Notwithstanding any such amendment, the right to and amount of any pension payable to a Participant or beneficiary shall in all events be determined in accordance with the terms of the Plan as in effect at the time of termination of employment.

                                   ARTICLE 1.

                                   DEFINITIONS

          The following terms when used in this Plan shall have the designated meaning unless a different meaning is clearly required by the context. Defined terms in the Basic Plan which are used in this Plan (including, without limitation, spouse and child) shall have the meanings given to them in the Basic Plan unless a different meaning is given below or is clearly required by the context.

1.01 Actuarial Basis.

(a) The term "Actuarial Basis" means a benefit computed on the basis of the actuarial principles adopted by the Company, subject to subsection (b) below.

(b)  For purposes of determining the present value of the amount payable under
     Section 3.02, the following assumptions shall be used [effective October 1, 1995]:

     (1)  Interest:

     (2) with respect to any portion (or all) of the accrued amount for which the Company has not provided an external source of payment prior to the time actual payment becomes due under Article 3, the lower of (i) the average of the monthly interest rates used to determine the commuted value of pensions under the Basic Plan for the 36 month period immediately preceding the Participant's termination of employment, or (ii) the interest rate used to determine the commuted value of pensions under the Basic Plan for the month immediately preceding the Participant's termination of employment.

     (3) with respect to any portion (or all) of the accrued amount for which the Company has provided an alternate source of payment (whether in trust or otherwise) prior to the time actual payment becomes due under
          Article 3, the monthly interest rate used shall be determined pursuant to paragraph (A) above (but assuming the Participant had terminated employment as of the date of determination). A separate calculation shall be made for each such payment, and the interest rate applicable to each such calculation shall be established at the time of payment, and shall not be subject to change in the future as it relates to that payment.

     (4) Mortality: the mortality table used under the Basic Plan to determine the commuted value of pensions at the time present value is determined.

1.02 Basic Plan. The term "Basic Plan" means the Retirement Plan for Salaried Employees of Brown & Williamson Tobacco Corporation and Certain Affiliates, and, as applicable, its predecessor plan.

1.03 Company. The word "Company" means, effective the date of closing (the "Closing") of the transactions contemplated by the Business Combination Agreement dated October 27, 2003, between Brown & Williamson Tobacco Corporation and R.J. Reynolds Tobacco Holdings, Inc. (the "Business Combination"), Reynolds American Inc., and any successor thereto ("RAI"). Prior to Closing the word "Company" means Brown & Williamson Tobacco Corporation, and any successor thereto ("B&W"). Effective immediately prior to Closing, B&W shall be deemed to have withdrawn from and shall no longer maintain the Plan for its employees.

1.04 PIP; PIP Award.

(a) Except as provided in subsection (b) below, effective January 1, 2002, the Performance Incentive Plan ("PIP") replaces and supercedes the Executive Incentive Plan ("EIP"), the Management Incentive Plan ("MIP") and the Competitive Annual Bonus ("CAB"). A "PIP Award" is an award of incentive compensation applicable to a Participant for a calendar year and may include a pension-eligible component. Prior to the year 2002, the CAB award was not pension eligible; consequently the CAB component of a PIP Award for and after 2002 is not pension-eligible. By way of example, but not exclusion, for calendar years commencing on and after January 1, 2002, the sole annual incentive compensation plan that may include a pension-eligible component is the PIP, and for calendar years prior to 2002, plans that may include a pension-eligible component include the EIP and MIP.

(b) The Performance Incentive Plan, described in subsection (a) above, does not apply to Plan Participants seconded to an affiliate of the Company as of May 1, 2002. For such Participants, the Management Incentive Plan ("MIP"), as in effect on December 31, 2001, shall continue to apply for purposes of calculating Supplemental Salary.

1.05 Employer. The word "Employer" means Reynolds American Inc., and any subsidiary or affiliate of the Employer which is approved for inclusion in the Plan by the Company.

1.06 ERISA Excess Plan. The term "ERISA Excess Plan" means the portion of this Plan established by the Employer solely for the purpose of paying benefits based on the provisions of the Basic Plan (or other applicable plan) for certain employees in excess of the limitations on benefits imposed by
     Section 415 of the Internal Revenue Code of 1986, as amended. That portion of the Plan maintained for such purpose shall be treated as a separate plan which is an excess benefit plan, as defined by ERISA Section (3)(36).

1.07 Interest. The word "Interest" means the rate of interest established from time to time by the Company, in its discretion, for deferred PIP account balances.

1.08 Participant. The word "Participant" means a participant in the Basic Plan who satisfies the requirements for participation set out in Article 2 of the Plan.

1.09 Plan. The word "Plan" means the Supplemental Pension Plan for Executives of Brown & Williamson Tobacco Corporation, as in effect from time to time.

1.10 Supplemental Benefit. The term "Supplemental Benefit" means the benefit described in Section 3.02 hereof.

1.11 Supplemental Salary.

(a) The term "Supplemental Salary" shall mean the sum of Paragraphs (1) through and including (4) as follows:

     (1) Average PIP Award. Subject to subsections (b) through (e) below, a Participant's Average PIP Award shall be the greater of:

          (A) a Participant's Average PIP Award (whether or not deferred) for the three performance years immediately preceding the calendar year in which a Supplemental Benefit becomes payable to the Participant (or if applicable his spouse or dependents); provided that if any such Participant has not received a PIP Award for one or more of such three years, his award for such year shall be treated as zero dollars; or

          (B) the amount obtained by multiplying the Participant's annual rate of salary at the time a Supplemental Benefit becomes payable to the Participant (or if applicable his spouse or dependents) by the EIP/MIP percentage that was, or would have been, applicable to such Participant's current position or level (i.e. the Participant's employment position or level at the time the Supplemental Benefit becomes payable) at the "Commendable" level for the 2001 performance year.

          Notwithstanding the foregoing, with respect to a Participant who enters into regular employment (as defined in Section 2.01(b)(2)) with RAI after Closing (as defined in Section 1.03), a Participant's Average PIP Award shall be the greater of (i) the amount calculated under paragraph (B) above, or (ii) an amount equal to the Participant's base annual compensation rate at the time of employment termination with RAI (or an affiliate), multiplied by B&W's average performance rating percentage for 2001, 2002 and 2003 applicable to such Participant.

     (2) Excess Pensionable Salary. The excess of the amount that would have been the Participant's pensionable salary under the Basic Plan, but for the limitations of Section 401(a)(17) of the Internal Revenue Code of 1986 or any similar provision of subsequent law, over the Participant's actual pensionable salary under the Basic Plan.

     (3) Deferred Compensation. All amounts that would have constituted pensionable salary under the Basic Plan but for the fact that the receipt of these amounts was deferred, including without limitation, amounts deferred under the Deferred Compensation Plan for Executives of Brown & Williamson Tobacco Corporation, as amended from time to time.

     (4) Special Contractual Arrangements. Effective for special contractual arrangements entered into on or after January 1, 1993, and to the extent provided in or required by any such arrangement, all amounts that would have constituted pensionable salary under the Basic Plan, but for the limits of Section 401(a)(17) of the Internal Revenue Code of 1986, or any similar provision of subsequent law, over the sum of the Participant's pensionable salary determined under paragraphs (1),
          (2) and (3) above.

(b) For purposes of subsection (a)(1) above, disability shall be deemed to occur on the date the Participant first commences a period of absence that leads to a determination of disability under the Basic Plan.

(c) Except as specifically provided by written agreement between the Company and a Participant, Supplemental Salary shall include an Average PIP Award only for Participants who were Participants in the Plan on December 31, 1990, and who continue to be employed in an PIP-eligible position thereafter (or, in the event the Company terminates or modifies the PIP or similar annual incentive or bonus program in a manner described in subsection (e) below, were in eligible PIP positions at the time of such termination or modification). Subject to any such agreement, Supplemental Salary shall not include an Average PIP Award for a Participant who:

     (1)  was not a Participant in the Plan on December 31, 1990; or

     (2) becomes a Participant on or after January 1, 1991, whether as a result of initial employment, reemployment following a termination of employment (voluntary, involuntary, disability or otherwise), promotion, transfer or otherwise.

(d) The Average PIP Award for a Participant who becomes ineligible to participate in PIP for any reason prior to termination of employment, disability or death (other than by reason of the termination of the Plan or modification of the PIP or similar annual incentive or bonus program in a manner described in subsection (e) below) shall be calculated pursuant to subsection (a) above, by assuming the Supplemental Benefit of such Participant is or becomes payable in the year in which such Participant first becomes ineligible to so participate.

(e) If the EIP/MIP percentages in effect for the 2001 performance year are amended, terminated or replaced by a plan or program that has lower payout targets or opportunities than the EIP/MIP in effect as of January 1, 2001, e.g. if, with respect to a performance year subsequent to 2001, the percentage award applicable to the "Commendable" level for a Participant is lowered by the Company below the percentage award applicable to such Participant at the "Commendable" level for 2001, such Participant's Average PIP Award (or, if applicable, Average EIP/MIP Award), shall be determined and paid out at the time of such amendment, termination or replacement, and shall be the greater of (i) the amount determined under subsection
     (a)(1)(A) above, or (ii) the amount obtained by multiplying the Participant's rate of salary at the time of such amendment, termination or replacement by the EIP/MIP percentage applicable to such Participant at the "Commendable" level for the 2001 performance year.

                                   ARTICLE 2.

                                 PARTICIPATION

2.01 Participation.

(a) Any participant in the Basic Plan who (1) is eligible to participate in the PIP (prior to January 1, 1991), (2) is eligible to and elects to defer pensionable salary under the Deferred Compensation Plan for Executives of Brown & Williamson Tobacco Corporation, (3) receives compensation that would be included in the Participant's pensionable salary under the Basic Plan but for the limitations of Section 401(a)(17) of the Internal Revenue Code of 1986 or any similar provision of subsequent law, or (4) would be eligible for an additional benefit under the Basic Plan but for the limitations of Section 415 of the Internal Revenue Code of 1986 or any similar provision of subsequent law, shall automatically become a Participant in this Plan.

(b) Effective as of Closing (as defined in Section 1.03), the following classes of employees shall be excluded from eligibility to participate in the Plan:

     (1) any individual who was not an employee of the Company (as defined in Section 1.03) immediately prior to Closing; and

     (2) any individual who was not a participant in (or an Eligible Employee with respect to and as defined in) the Basic Plan at the time he or she entered into "regular employment" with RAI at and after Closing. For this purpose, the term "regular employment" means full- or part-time ongoing employment with RAI that is not classified by RAI as transitional employment. An employee is considered to be in "transitional employment" if his or her employment is transferred to RAI in connection with the Business Combination and the employee is employed within the B&W Division of RAI for a limited period of time (a "transition period").

2.02 SERP Trust Individuals.

(a) Pursuant to the Business Combination Agreement dated October 27, 2003, between Brown & Williamson Tobacco Corporation and R.J. Reynolds Tobacco Holdings, Inc. (the "BCA"), (i) Liabilities (as defined in the formation agreement under the BCA (the "Formation Agreement")) under the Plan were retained by Brown & Williamson Tobacco Corporation (or an affiliate) to the extent they pertain or relate to the service and/or accrued benefits of the SERP Trust Individuals (as defined in Section 1.01 of the Formation Agreement and listed on Schedule 1.01(b) thereto as R. Baker, C.D. Brown,
     W. Carpenter, C. Dawson, M. DiCio, J. Eckmann, H. Frick, J. Graas, S. Ivey,
     M. Kovatch, R. Lewis, M. McGraw, R. Miller, C. Schoenbachler, D. Snyder, R. Stowe, R. Van Hess, and P. Wessel) prior to the Employment Transfer Time (as defined in the Formation Agreement), calculated on the assumption that each SERP Trust Individual's employment terminated immediately prior to the Employment Transfer Time, and (ii) rights in the assets of the trusts established pursuant to the Secular Trust Agreements with the SERP Trust Individuals (as defined in Section 1.01 of the Formation Agreement and listed on Schedule 1.01(b) thereto) were retained by Brown & Williamson Tobacco Corporation to the extent such assets were held in an account thereunder for the purpose of providing a fund to pay benefits under the Plan (defined in the Secular Trust Agreement as the "SERP Account").

(b) Notwithstanding any provision of the Plan to the contrary, effective as of the Employment Transfer Time the Plan (and the Company) shall have no liability for any Liability described above (nor shall the Company or the Plan have a claim to any Assets related thereto). To the extent a benefit is payable under the Plan to any SERP Trust Individual for periods of service performed for the Company after the Employment Transfer Time, such benefit shall take into account and be reduced by the liability retained by Brown & Williamson Tobacco Corporation referred to in subsection (a) above to the extent necessary to prevent a duplication of benefit payments.

                                   ARTICLE 3.

                                    BENEFITS

3.01 Eligibility. A Participant shall be entitled to receive a Supplemental Benefit under this Plan only upon [effective October 1, 1995]: (1) termination of employment with a vested benefit under the Basic Plan, (2) receipt of a disability pension under the Basic Plan or (3) death.

3.02 Amount of Supplemental Benefit.

(a) The amount of a Participant's Supplemental Benefit shall be equal to the actuarial value of the benefit to which the Participant would be entitled under the Basic Plan (without regard to Section 3.03 thereof) and the ERISA Excess Plan in the aggregate (determined after applying Section 3.02 of the Basic Plan), with the following adjustments:

     (1) the Participant's Supplemental Salary were included in his or her pensionable salary under the Basic Plan, or in the case of a Participant receiving a disability pension under the Basic Plan, were included in his or her salary at the time of disability,

     (2) any additional pensionable and qualifying service granted under any special contractual arrangement entered into on or after January 1, 1993, were included in his or her pensionable and qualifying service under the Basic Plan; and

     (3)  any incremental benefit granted pursuant to subsection (e) of this
          Section 3.02, offset by the actuarial value of the benefit payable under the Basic Plan.

(b) Notwithstanding subsection (a) above, if a Participant becomes ineligible to participate in PIP for any reason after having become a Participant hereunder, that portion of such a Participant's Supplemental Benefit which is based on an Average PIP Award (if any) shall be calculated by disregarding pensionable service (as defined in the Basic Plan) earned during and after the year such Participant first became ineligible to participate in PIP.

(c) If the Company provides an alternate source of payment for all or any portion of a Participant's accrued or projected Supplemental Benefit at any time before or on (or as of) the date the Participant becomes entitled thereto under Section 3.01, and payment to such alternate source results in the immediate taxation thereof, such accrued or projected Supplemental Benefit shall be reduced by the estimated tax liability attributable thereto (the tax rate to be used for this calculation shall be an assumed retiree tax rate for the Participant, as determined by the Company in its sole discretion) (the "after-tax benefit"), and such estimated after-tax benefit shall be increased by the tax paid with respect thereto; provided that in no event shall such prior payment or payments be deemed to be a discharge of the Company's obligation for all or any part of the Supplemental Benefit due under this Article 3 prior to the time the Participant becomes entitled to the payment thereof under Section 3.01. The amount of Supplemental Benefit due under this subsection (c) shall be paid as provided in Section 4.01(b).

(d) A Participant who (i) is a corporate Vice President on, or as of, July 15, 1997, (ii) is or becomes entitled to payment of a Supplemental Benefit under Section 3.01, and (iii) whose benefit is provided (in part or entirely) through an alternate source of payment as described in subsection
     (c) above, shall, at the time such Supplemental Benefit first becomes payable under the Plan, be entitled to an additional cash amount calculated as follows: the ratio of the "Projected Installment Sum" over the "Projected Employee Grantor Trust Sum", expressed as a percentage, minus one (1), with the resulting percentage multiplied by the Supplemental Benefit (after adjustment to an after-tax value at the time the benefit first becomes payable). Such additional cash amount shall, at the time of payment, be increased by an amount sufficient to pay income taxes thereon (inclusive of taxes on the increase). For purposes of this subsection (d), the following terms have the following meanings:

     (1) "Projected Installment Sum" means the sum of the after-tax present value of each projected installment payment of the Supplemental Benefit, assuming that the Supplemental Benefit is paid in 10 annual installments, the first being paid on the first anniversary of the Participant's termination of employment. The amount of each projected annual installment shall be determined by multiplying the Account balance (including principal and accumulated notional earnings) as of the date the installment payment is due by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual payments (including the payment then due) remaining to be paid; and by then reducing such amount by the projected tax effect related to such payment (State and local tax rates shall be taken into account only to the extent the State or locality of the Participant's residence, at the time the Participant first becomes entitled to payment under Section 3.01, imposes taxes on such payments). Notional earnings shall apply monthly to the unpaid Account balance as follows: the monthly rate of return shall be the greater of (i) the monthly equivalent of the annual yield on 10 year Treasury constant maturities as quoted in the Federal Reserve Statistical Release, as of the date of Supplemental Benefit entitlement (as set forth in Section 3.01) or
          (ii) the average of such monthly rates for the 36 month period ending with the month immediately preceding the month of such Supplemental Benefit entitlement.

     (2) "Projected Employee Grantor Trust Sum" means the sum of the present value of each projected installment payment of the Supplemental Benefit (after adjustment of the said Supplemental Benefit to an after-tax value at the time the benefit first becomes payable), assuming that the said adjusted Supplemental Benefit is paid in 10 annual installments in the manner described in paragraph (1) above (except that notional earnings on the unpaid balance shall be applied after adjustment for taxes).

          Such amount shall be paid as provided in Section 4.01(b) as soon as after the Participant becomes entitled a Supplemental Benefit under
          Section 3.01 above.

(e) A Participant who is eligible to participate in the Plan by virtue of his or her eligibility to participate in the PIP prior to January 1, 1991, or whose employment classification is at the AVP (or equivalent) level or above, shall, unless otherwise specifically excluded from eligibility for the benefit described in this subsection (e) through a separate written agreement between the Company and the Participant, be entitled to elect to receive an incremental Supplemental Benefit equal to the incremental benefit provided under Section 4.04 of the Basic Plan and adjusted using the same methodology described in subsection (c) (except that the Participant's current tax rate shall be used to calculate the amount of after-tax benefit attributable to such incremental benefit), subject in all events to the same terms, conditions and exclusions of said Basic Plan
     Section 4.04 that apply to participants therein (including without limitation age and service requirements and the exclusions listed in items
     (1) through (5) of subsection (a) thereof). The incremental Supplemental Benefit payable under this subsection (e) shall be paid as provided in
     Section 4.01(b).

(f) This subsection (f) shall apply only to Participants who are entitled to a Supplemental Benefit by virtue of participation in SERIB (as such acronym is defined in Section 2.01(b)) and whose Release Date thereunder is August 1, 2001 or later. The cash value of a Supplemental Benefit to which any such Participant is entitled shall be calculated as of February 1, 2001, and at the Participant's employment termination date on or after August 1, 2001. The Participant shall be entitled to the greater of the two calculations. Such amount shall be paid as follows:

     (1) Payments to Participants whose benefit is paid to an alternate source of payment (as described in Section 3.02(c)) shall be made directly to such alternate source of payment. An initial deposit of the benefit due shall be made concurrent with other payments to such alternate source in January, 2001, based on the Participant's projected Release Date on or after August 1, 2001. If required, any additional amounts due will be paid upon actual termination of employment.

     (2) Payments to all other Participants may be made as soon as practicable after July 1, 2001, based on the value of the Supplemental Benefit as of February 1, 2001, irrespective of whether the Participant has actually terminated employment (subject to any election by a Participant to defer payment). If required, any additional amounts due will be paid upon actual termination of employment.

3.03 Dependents' Benefits.

(a) If dependents' benefits are payable under Article 8 of the Basic Plan to the surviving spouse or child of a retired Participant who had not yet received payment of benefits under Section 4.01, or of a Participant who died during employment (but not a Participant who terminated employment prior to retirement with vested rights, whether or not payment of such Participant's pension had begun), such spouse or child shall be entitled to a Supplemental Benefit equal to the additional benefit to which he would be entitled under the Basic Plan and the ERISA Excess Plan in the aggregate if the Participant's Supplemental Salary were included in his pensionable salary as defined in the Basic Plan (subject to the restrictions on pensionable service set forth in Section 3.02(b) hereof, if applicable to the Participant).

(b) A Supplemental Benefit payable under subsection (a) above shall be paid in a single cash payment, determined on an Actuarial Basis, as soon as practicable after the Participant's death.

                                   ARTICLE 4.

                                METHOD OF PAYMENT

4.01 Payments On or After July 1, 1990.

(a) Except as provided in subsection (b) hereof, the aggregate benefits to which a Participant is entitled under this Plan shall be paid in a single cash payment, determined on an Actuarial Basis, and such payment shall be made as soon as practicable after the Participant becomes entitled thereto under Section 3.01. Such payment shall be in full discharge of all obligations under this Plan with respect to such Participant (including the Participant's spouse and children).

(b) Any portion of a Supplemental Benefit, not previously paid to the alternate source of payment referred to in Section 3.02(c), that is payable pursuant to Section 3.02(c) or (e), or both (c) and (e), shall be paid as soon as practicable after the Participant becomes entitled thereto under Section
     3.01 in a single cash payment to such alternate source of payment. Such payment shall be in full discharge of all obligations under this Plan with respect to such Participant (including the Participant's spouse and children).

(c) In the case of such a Participant who is entitled to a disability pension under the Basic Plan, the single cash payment shall be determined by assuming that the Participant will continue to be entitled to receive a disability pension under the Basic Plan until his death.

4.02 Plan Unfunded. All benefit payments under the Plan shall be made directly by the Employer out of its general assets.

4.03 Delay in Payment. If payment of benefits under the Basic Plan in respect of a Participant or his spouse or child begins prior to determination of the PIP award for the previous calendar year, payment of his Supplemental Benefit (if any) shall be delayed until the amount of such prior year's PIP award is determined. Upon such a determination, the Supplemental Benefit shall be paid in an amount retroactive to the date that payment of benefits under the Basic Plan began. Interest shall not accrue, nor be or become payable, with respect to such retroactive payments.

4.04 Withholding. All payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax or other law.

                                   ARTICLE 5.

                            AMENDMENT AND TERMINATION

5.01 Right to Amend or Terminate Reserved. The Company may at any time amend the Plan in any respect or terminate the Plan. However, no such amendment or termination shall deprive any Participant of any accrued benefit to which such Participant has a nonforfeitable right (determined in accordance with the rules of the Plan in effect immediately prior to the date of such amendment or termination), other than for the


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

     purpose of providing an offset for additional governmental benefits or for additional benefits provided by an Employer.

5.02 Action to Bind Employers. By adoption of the Plan, each corporation included with the Employer designates the Company as its agent to administer the Plan in accordance with Article 6 hereof. The Company shall have the further right to amend or terminate the Plan and furnish written notice of such action and a copy of any such amendment to any such corporation, whereupon such amendment or termination shall become binding upon such corporation.

5.03 Change in Basic Plan. If the Basic Plan and ERISA Excess Plan shall be amended to change in any way the benefits applicable to any Participant, spouse, or child, or shall be replaced in whole or in part by any successor plan, the provisions of the Plan shall apply based on the provisions of the Basic Plan and/or ERISA Excess Plan as so amended, or such successor plan, which are applicable to such Participant, spouse or child unless otherwise provided by the Company.

                                   ARTICLE 6.

                                 ADMINISTRATION

6.01 Administration. The Company, through its duly designated agents, shall make all determinations required of it by the terms of the Plan, and its constructions and interpretations of the Plan, as well as its determinations as to rights and obligations under the Plan, shall be final and binding upon all persons.

                                   ARTICLE 7.

                                  MISCELLANEOUS

7.01 Payment to Incompetent. If any person entitled to benefits under this Plan shall be a child or shall be either physically or mentally incompetent in the judgment of the Company, such benefits may be paid to the person to whom the corresponding benefits under the Basic Plan are paid under Section 8.06(d) or 14.06 thereof, whichever is applicable.

7.02 Spendthrift Clause. No benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

7.03 Usage. Whenever applicable, the masculine gender, when used in the Plan, will include the feminine gender, and the singular will include the plural.

7.04 Data. Any Participant entitled to benefits under the Plan must furnish to the Company such documents, evidence or information as the Company considers necessary or desirable for the purpose of administering the Plan, or to protect the Company; and it is a condition of the Plan that each such Participant must furnish promptly true and complete


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

     data, evidence or information and sign such documents as the Company may require before any benefits become payable under the Plan.

7.05 Separability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Plan, and the Plan will be construed and enforced as if such provision had not been included therein. Captions. The captions contained herein and the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor shall, in any way, affect the Plan or the construction of any provision thereof.

7.06 Right of Discharge Reserved. The establishment of the Plan shall not be construed to confer upon an employee or Participant any legal right to be retained in the employ of the Employer or give any employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All employees will remain subject to discharge to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment might have upon them under the Plan.

7.07 Other Benefits Unaffected. Nothing in this Plan shall be construed to require that a Participant's Supplemental Salary or PIP awards be taken into account in determining his benefits under the Employer's life insurance plan, profit-sharing plans, death-in-service payments (including payments under Section 9 of the Basic Plan), or any other benefit program.

                                   ARTICLE 8.

                              EFFECTIVE DATE, ETC.

8.01 Effective Date. This Plan shall be effective as of January 1, 1981. No benefits shall be payable under the Plan in respect of employees who retired, terminated employment or died prior to such date, or to their spouses or children.

                                    * * * * *


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